Exhibit 10.26

LEASE AGREEMENT

BETWEEN

PORTLAND 1 LLC, a Delaware limited liability company

("Landlord") AND

DIGIMARC CORPORATION, an Oregon corporation

("Tenant")

CREEKSIDE CORPORATE PARK 8500 SW CREEKSIDE PLACE BEAVERTON, OREGON

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LEASE AGREEMENT

THIS LEASE AGREEMENT (the "Lease") is made and entered into as of February

, 2022, by and between PORTLAND 1, LLC, a  Delaware  limited liability company ("Landlord") and DIGIMARC CORPORATION, an Oregon corporation ("Tenant").

1.	Basic Lease Information.

1.01"Building" shall mean the building located at 8500 SW Creekside Place, Beaverton, Oregon, and commonly known as the 8500 Building. "Rentable Square Footage of the Building" is deemed to be 65,496 rentable square feet. The Building is part of the "Project" commonly known as Creekside Corporate Park, which contains 442,312 rentable square feet of space. The Building and the Project are depicted on Exhibit A attached hereto.

1.02"Premises" shall mean the entire Building. Landlord and Tenant agree that "Rentable Square Footage of the Premises" is deemed to be 65,496 rentable square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Project, Rentable Square Footage of the Building, and the Rentable Square Footage of the Premises are correct.

1.03	"Commencement Date" shall mean September 1, 2028.

1.04"Expiration Date" shall mean the last day of the calendar month that is twenty-five (25) months after the Commencement Date.

1.05"Term" shall mean the period commencing on the Commencement Date and ending on the Expiration Date, unless terminated early in accordance with this Lease.

1.06"Permitted Use" shall mean general office use for sales and service, training, and other ancillary uses.

1.07	"Base Rent":

Term/Period	Annual Base Rent per Square Foot	Base Rent Per Annum	Monthly Base Rent
Months 1 - 12	$21.00	$1,375,416.00	$114,618.00
Months 13 - 24	$21.63	$1,416,678.40	$118,056.53
Month 25	$22.28	$1,459,250.80	$121,604.23

1.08"Tenant's Proportionate Share of the Building" shall be computed by dividing the Rentable Square Footage of the Premises by the Rentable Square Footage of the Building and, as of the date of this Lease, shall be 100%. "Tenant's Proportionate Share of Project" shall be computed by dividing the Rentable Square Footage of the Premises by the Rentable Square Footage of the Project and, as of the date of this Lease, shall be 14.81%.

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1.09Estimated Initial Monthly Operating Expenses: On the earlier to occur of (a) the date that is sixty (60) days before the Commencement Date, or (b) within ten (10) days after receipt of written request from Tenant within the twelve (12) month period before the Commencement Date, Landlord shall inform Tenant of the then-current estimated Operating Expenses for calendar year 2028.

1.10	"Security Deposit": An aggregate amount equal to $121,604.23 comprised of (a)

$46,604.23 due within two (2) business days after mutual execution of this Lease, and (b)

$75,000 (the "Gemini Deposit") which Landlord and Tenant acknowledge and agree serves as Tenant’s security deposit under the Gemini Drive Lease (defined below). After Tenant’s surrender of the Gemini Drive Premises with all Tenant’s obligations under the Gemini Drive Lease fully performed, without any further action on the part of Tenant, the portion of the Gemini Deposit not applied by the Landlord pursuant to the Gemini Drive Lease shall be credited by Landlord to the aggregate Security Deposit under this Lease. If Landlord applies any portion of the Gemini Deposit pursuant to the Gemini Drive Lease, Tenant shall immediately pay an amount equal to such applied portion of the Gemini Deposit to Landlord in cash to be held by Landlord as of part of the Security Deposit under this Lease.

1.11	"Guarantor": None.

1.12"Brokers": Tenant's broker: Eric Turner and Craig Reinhart of Jones Lang LaSalle Brokerage, Inc.; Landlord's broker: Deron Jones of Jones Lang LaSalle Brokerage, Inc.

1.13Parking Spaces: 3.4 spaces per 1,000 square feet of the Premises, which spaces shall be used at no cost to Tenant during the Term of this Lease in common with other tenants of the Project.

1.14	Tenant's Billing Address: 8500 SW Creekside Place, Beaverton, Oregon 97008

1.15Landlord's Remittance Address: Attn: Property Manager, 15455 NW Greenbrier Pkwy., Suite 245, Beaverton, Oregon 97006

1.16	Addresses for Notices:

If to Landlord:Portland 1 LLC

Attn: Property Manager

15455 NW Greenbrier Pkwy, Suite 245

Beaverton, Oregon 97006

with a copy to:	CapitaLand Group Attn: Rein Gabrielsen

575 5th Avenue, Suite 3005 New York, NY 10017

If to Tenant:	Digimarc Corporation Attn:_Chief Financial Officer 8500 SW Creekside Place Beaverton, Oregon 97008

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All capitalized terms used without definition in the text of this Lease are as defined in this Section 1 (Basic Lease Information).

1A.     Gemini Drive Lease

Landlord and Tenant are parties to that certain Full Service Lease dated March 22, 2004, as amended and assigned (the "Gemini Drive Lease"), with respect to certain premises located at 9405 SW Gemini Drive, Beaverton, Oregon (the "Gemini Drive Premises"). The term of the Gemini Drive Lease is currently scheduled to expire on March 31, 2024.

1B.     FiServ Sublease

As of the date of this Lease, the Premises is subject to that certain Lease Agreement dated February 2018 (the "FiServ Lease") between Landlord, as successor in interest to PD Office Owner 11, L.P., as landlord, and FiServ Solutions, LLC ("FiServ"), as tenant. At or about the same time as this Lease is executed by Landlord and Tenant, Tenant will be entering into a sublease with FiServ for the entire Premises (the "FiServ Sublease"). The term of the FiServ Sublease will continue through August 31, 2028. In the event the FiServ Sublease is terminated on account of a breach or default thereunder by Tenant, such termination shall constitute an immediate Default by Tenant under this Lease. The FiServ Sublease prohibits both FiServ and Tenant from voluntarily terminating the FiServ Sublease.   If the FiServ Sublease is terminated for cause as expressly permitted by the terms and conditions of the FiServ's Lease, then this Lease shall automatically terminate. Landlord, FiServ and Tenant are parties to that certain Consent to Sublease of approximately even date herewith with respect to the FiServe Sublease (the “Landlord Consent”). Landlord and Tenant acknowledge and agree that certain terms and conditions of the Landlord Consent affect the parties’ rights under this Lease and, accordingly, the terms and conditions of the Landlord Consent are incorporated herein by reference as if fully set forth in this Lease.

1C.      Relocation Allowance

So long as no Default exists, the FiServ Sublease has been fully-executed and Landlord's written consent thereto has been obtained, and Tenant is occupying the Premises, Landlord shall reimburse Tenant for up to $327,480.00 ($5.00/RSF) for Tenant's reasonable, documented, out- of-pocket costs incurred to relocate its business from the Gemini Drive Premises to the Premises, including costs of relocation, setup and acquisition of Tenant's furniture, fixtures and equipment, security, fire suppression and other associated charges (the "Relocation Allowance"). The Relocation Allowance shall be paid to Tenant within thirty (30) days after all of the foregoing conditions have been satisfied and Tenant has provided Landlord with reasonable, supporting documentation of all of Tenant's relocation costs for Landlord's review; provided, that any portion of the Relocation Allowance not requested by Tenant within one (1) year after the date of this Lease shall be forfeited and any unused portion of the Relocation Allowance shall be forfeited. Any forfeited amount of the Relocation Allowance shall accrue to the sole benefit of Landlord and shall not be used for or applied to the payment of Rent.   In the event of a Default by Tenant that results in the termination of this Lease: (a) from and after such Default, Tenant

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shall forfeit the right to receive any unpaid portion of the Relocation Allowance; and (b) Tenant shall, within ten (10) business days after written demand by Landlord, pay to Landlord the entire Relocation Allowance or, if the Lease is terminated in accordance with the terms of this Section

1.C after January 31, 2026, the Unamortized Allowance (as hereinafter defined). If the Lease is terminated in accordance with the terms of this Section 1.C after January 31, 2026, the Relocation Allowance shall be amortized on a straight-line basis in equal monthly installments over the period commencing February 1, 2026, through the expiration of the Term of this Lease. For purposes of this Lease, the "Unamortized Allowance" shall mean that portion of the Relocation Allowance that has not been amortized as of the date that this Lease is terminated in accordance with the terms of this Section 1.C.

2.	Lease Grant

Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, on and subject to the terms and conditions of this Lease. "Property" shall mean the Building and the parcel of land owned by Landlord on which the Building, the parking facilities and other improvements, if any, serving the Building are located. If the Project is part of a larger complex of structures, the term "Property" may include the entire complex as set forth in Section 1.01 where appropriate in Landlord's reasonable discretion.

3.	Possession.

As a result of the FiServ Sublease, Tenant will be in possession of the Premises on the Commencement Date. On the Commencement Date, Tenant shall continue to occupy and possess the Premises in its "as is" condition and configuration without any representations or warranties by Landlord or any obligation of Landlord to perform any improvements or alterations (other than as may be specified herein).

4.	Rent.

4.01Tenant shall pay Landlord, without any setoff or deduction, all Base Rent and Additional Rent due for the Term (collectively referred to as "Rent"). "Additional Rent" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Recurring monthly charges of Base Rent and Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand. All other items of Rent shall be due and payable by Tenant on or before the date that is ten (10) business days after receipt of an invoice therefor from Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates in such invoice (if applicable) and shall be made by good and sufficient check or by wire transfer pursuant to an account designated by Landlord upon request or by other means acceptable to Landlord. Rent for any partial month during the Term shall be prorated based on the number of days in such month. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

4.02Tenant shall pay Landlord an administration fee equal to three percent (3%) of all past due Rent, provided that Tenant shall be entitled to a grace period of five (5) business days for the first late payment of Rent during the Term of this Lease. In addition, past due Rent shall accrue

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interest at twelve percent (12%) per annum until paid. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction.

4.03So long as Tenant is not in Default under this Lease beyond any applicable notice and cure period, Tenant shall not be obligated to pay Base Rent for the first month of the Term (September 2028); provided, that the right to such abated Rent shall be forfeited or such abated Rent shall be immediately due and payable, as the case may be, in the event of a Default by Tenant that results in the termination of this Lease. Upon mutual execution of this Lease, Tenant shall pay the Base Rent for the second month of the Term (October 2028).

4.04	Tenant shall pay Tenant's Proportionate Share of Operating Expenses in accordance with

Exhibit B of this Lease.

5.	Compliance with Laws; Use.

5.01The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all Laws regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Landlord makes no representations to Tenant that the conduct of Tenant's business in the Premises will be in compliance with Law. As used in this Lease, "Law(s)" means all present and future statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including, without limitation, the Americans with Disabilities Act (the "ADA") and regulations promulgated thereunder and the provisions of other leases with other tenants of the Building.

5.02	Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to

(a)the Base Building (as defined herein), but only to the extent such obligations are triggered by Tenant's use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant or (b) the Premises. As used in this Lease, "Base Building" shall include the structural portions of the Building, the public restrooms and the mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located.

5.03To the best of Landlord's knowledge, the Premises is compliant with the ADA as the date of this Lease. Tenant shall be responsible for causing the Premises to comply with the ADA at Tenant's sole cost and expense in connection with the performance of work for Tenant's initial occupancy of, and any subsequent alterations or improvements to, the Premises; except, that Landlord shall be responsible for performing any ADA-required alterations or improvements to the exterior of the Building that are required by applicable governmental authorities and not arising from or relating to any alterations or improvements performed by Tenant.

5.04As used in this Lease, "Hazardous Materials" will mean any substance commonly referred to, or defined in any Law, as a hazardous material or hazardous substance (or other similar term), including but not be limited to, chemicals, solvents, petroleum products,

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flammable materials, explosives, asbestos, urea formaldehyde, PCB's, chlorofluorocarbons, freon or radioactive materials. Tenant will not cause or permit any Hazardous Materials to be brought upon, kept, stored, discharged, released or used in, under or about any portion of the Property by Tenant, Tenant Related Parties (as defined herein) or their agents without the prior written consent of Landlord, which consent may be withheld or conditioned in Landlord's sole discretion; provided, Tenant may bring into the Premises small amounts of Hazardous Materials (such as cleaning products and copy toner) which are readily available to Tenant by unregulated retail purchase if the same are necessary in Tenant's normal business operations.   If Tenant or any Tenant Related Party brings any Hazardous Materials to the Premises or Property, with or without the prior written consent of Landlord (without waiver of the requirement of prior written consent), and in executing this Lease Tenant acknowledges and agrees that by its direct or indirect involvement in the introduction of any Hazardous Materials to the Premises or Property, with or without the consent of the Landlord, that Tenant accepts full and complete responsibility for such Hazardous Materials and henceforth on will be considered the "Responsible Party" as defined by any applicable governmental authority and/or Law.   Further, Tenant shall: (a) use such Hazardous Material only as is reasonably necessary to Tenant's business, in small, properly labeled quantities; (b) handle, use, keep, store, and dispose of such Hazardous Material using the highest accepted industry standards and in compliance with all applicable Laws; (c) maintain at all times with Landlord a copy of the most current MSDS sheet for each such Hazardous Material; and (d) comply with such other rules and requirements Landlord may from time to time impose, or with any definition of Hazardous Materials or Law as it may be implemented or modified during or after the term of this Lease. Upon expiration or earlier termination of this Lease, Tenant will, at Tenant's sole cost and expense, cause all Hazardous Materials brought to the Premises or the Property by Tenant, to be removed from the Property in compliance with any and all applicable Laws.

5.05If Tenant violates the provisions of this Section 5, or performs any act or omission which contaminates or expands the scope of contamination of the Premises, the Property, or any part thereof, the underlying groundwater, or any property adjacent to the Property, or violates or allegedly violates any applicable Law, then Tenant will promptly, at Tenant's expense, take all investigatory and/or remedial action (collectively called "Remediation"), as directed or required by any governmental authority that is necessary to fully clean up, remove and dispose of such Hazardous Materials and any contamination so caused and shall do so in compliance with any applicable Laws. Tenant will also repair any damage to the Premises and any other affected portion(s) of the Property caused by such contamination and Remediation.

5.06Tenant shall immediately provide to Landlord written notice of any investigation or claim arising out of the use by Tenant or any Tenant Entity of Hazardous Materials at the Property or the violation of any provision of this Section 5, or alleged violation of any Law and shall keep Landlord fully advised regarding the same. Tenant shall provide to Landlord all reports regarding the use of Hazardous Materials by Tenant at the Property and any incidents regarding the same, regardless of whether any such documentation is considered by Tenant to be confidential. Landlord retains the right to participate in any Remediation and/or legal actions affecting the Property involving Hazardous Materials arising from Tenant's actual or alleged violation of any provision of this Section 5 or applicable Law.

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5.07Tenant will indemnify, protect, defend and forever hold Landlord, its lenders and ground lessor, if any, Landlord Related Parties (as defined herein) the Premises, the Property, or any portion thereof, harmless from any and all damages, causes of action, fines, losses, liabilities, judgments, penalties, claims, and other costs, including, but not limited to, any Landlord Related Parties' costs incurred during its participation in any Remediation and/or legal actions as specified in this Section 5, arising out of any failure of Tenant or Tenant Related Party to observe any covenants of this Section 5. All provisions of this Section 5 shall survive the expiration of this Lease and any termination of this Lease or of Tenant's right of possession.

5.08Landlord will indemnify, protect, defend and forever hold Tenant harmless from any and all damages, causes of action, fines, losses, liabilities, judgments, penalties, claims, and other costs, including, but not limited to, any Hazardous Materials in, on or around the Property not otherwise brought onto the Property by Tenant or any Tenant Related Party. All provisions of this Section 5 shall survive the expiration of this Lease and any termination of this Lease or of Tenant's right of possession.

5.09Tenant shall comply with the Rules and Regulations attached as Exhibit C (the "Rules and Regulations") and such amendments to the Rules and Regulations as may be adopted by Landlord from time to time and delivered to Tenant in writing; provided, however, no such amendments to the Rules and Regulations shall contradict or abrogate any right or privilege herein granted to Tenant hereunder. Landlord shall use reasonable efforts to enforce the Rules and Regulations, as may be amended, in a reasonable and non-discriminatory manner against all tenants on the Property.

6.	Utilities.

6.01Landlord shall redistribute or furnish electrical energy to or for the use of Tenant in the Premises for the operation of lighting fixtures and the electrical receptacles in the Premises in a manner that is generally consistent with the Permitted Use.

6.02If either the quantity or character of electrical service is changed by the public utility or other company supplying electrical service to the Property or is no longer available or suitable for Tenant's requirements (collectively, an "Electrical Service Event"), such Electrical Service Event shall not (a) constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Base Rent, or (b) relieve Tenant from any of its obligations under this Lease, or (c) impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, injury to or interruption of Tenant's business or otherwise.

6.03Tenant shall obtain and pay for electricity and natural gas for the use of Tenant in the Premises by direct application and arrangement with the public utility serving the Building. If Tenant uses electricity or natural gas in excess of that supplied by Landlord pursuant to this Section 6.03 of this Lease, Landlord shall have the option of installing sub-meters at Landlord's expense to measure Tenant's consumption of electricity and natural gas supplied to the Premises.

6.04Tenant's use of electrical service shall not exceed the amounts which, in Landlord's reasonable judgment, are consistent with the Permitted Use. Tenant shall not make, or perform or

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permit the making or performing of, any alterations to wiring installations or other electrical facilities in or serving the Premises without the prior written consent of Landlord in each instance.

6.05Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy or natural gas furnished to the Premises by reason of any requirement, act or omission of the public utilities serving the Property or for any other reason not directly attributable to Landlord, provided, however, that in such instance, Landlord shall use commercially reasonable efforts to cause the electricity or natural gas to be restored as soon as practicable thereafter.

7.	Building Services.

7.01Landlord agrees to furnish to the Premises, the following services and utilities subject to the Rules and Regulations, as amended: (a) water for use in the Premises; (b) customary heat and air conditioning ("HVAC") required for the use and occupation of the Premises; (c) natural gas for use in the Premises; (d) electricity for use in the Premises; (e) elevator service; (f) building standard janitorial service; and (g) access to the Building and Premises for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease.

7.02Landlord shall provide Tenant with the Parking Spaces on the terms of the Lease. The current allocation of unreserved parking spaces to Tenant is set forth in the Basic Lease Information. All parking will comply with the terms and conditions of this Lease and applicable Rules and Regulations. The parking privileges granted to Tenant are personal to Tenant. Tenant shall not assign or sublet parking privileges other than in connection with an approved or permitted assignment of this Lease or permitted sublease.

7.03Landlord agrees, at Landlord's sole cost, to install Building standard signage identifying Tenant at the entryway to the Project. Any requests to change the initial signage shall be at the Tenant's sole cost.   Tenant, at its sole cost and expense, shall have the right to place its signage on any existing monument sign serving the Building and on the exterior of the Building, subject to all applicable Laws, prior written approval from the City of Beaverton and prior written approval from Landlord (which approval shall not be unreasonably withheld or delayed, but may be subject to conditions deemed reasonable by Landlord). Further, upon expiration or earlier termination of this Lease, all Tenant-installed signage shall be removed by Tenant at Tenant's sole cost and expense and the condition of the Building and/or Premises shall be restored to its prior condition at Tenant's sole cost and expense.

7.04Subject to the provision to Tenant of at least twenty-four (24) hours' advance written notice, Landlord shall have access to all air-cooling, fan, ventilating and machine rooms and electrical closets and all other mechanical installations of Landlord installed or located within the Premises (collectively, the "Mechanical Areas"), and Tenant shall not construct partitions or other obstructions which may unreasonably interfere with Landlord's access thereto or the moving of Landlord's equipment to and from the Mechanical Areas. Tenant shall not enter the Mechanical Areas or tamper with, adjust, or otherwise affect the Mechanical Areas or install any supplementary or auxiliary HVAC equipment to serve the Premises without Landlord's prior consent in each instance. Landlord shall not be responsible if the normal operation of the HVAC

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System (defined below) shall fail to provide cooled or heated air by reason of (a) any machinery or equipment installed by or on behalf of Tenant, or (b) any rearrangement of partitioning or other Alterations made or performed by or on behalf of Tenant. Tenant at all times shall cooperate fully with Landlord and shall abide by the Building Rules and Regulations which Landlord may reasonably prescribe for the proper functioning and protection of the Building System providing HVAC to the Premises (the "HVAC System").

8.	Leasehold Improvements.

All improvements in and to the Premises performed by or at the direction of Tenant, including any Alterations (collectively, "Leasehold Improvements") shall remain upon the Premises at the end of the Term without compensation to Tenant, provided that Tenant, at its expense, in compliance with all applicable Laws, shall (a) close up any slab penetrations in the Premises and

(b)remove Cable (as defined in this Lease), any gas/tank lines installed by Tenant or at the direction of Tenant or any Tenant Related Party within the Premises and any Alterations that, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (such other items collectively are referred to as "Required Removables"). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, supplemental HVAC units and equipment, vaults, rolling file systems and structural alterations and modifications. Notwithstanding the foregoing and for the avoidance of doubt, as of the Effective Date of this Lease, Landlord and Tenant acknowledge and agree that the Premises does not contain any Required Removables (including any such Required Removables as may be carried-over pursuant to the FiServ Sublease). If applicable, the Required Removables shall be removed by Tenant before the Expiration Date. At least ten (10) days prior to commencing the removal of any Cable or Required Removables or the closing of any slab penetrations, Tenant shall notify Landlord of its intention to remove such Cable or Required Removables or effect such closings, and provide to Landlord, for its approval, structural or other drawings describing the proposed removal, and if Landlord notifies Tenant within such ten (10) day period, Tenant shall not remove such Cable and/or Required Removables and/or close such slab penetrations, and the Cable and/or Required Removables not so removed shall become the property of Landlord upon the Expiration Date or sooner termination of the Term. Tenant shall repair damage caused by the installation or removal of any Cable or Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant's expense.

9.	Repairs and Alterations.

9.01Tenant shall promptly provide Landlord with notice of any conditions within the Premises that are dangerous or in need of maintenance or repair. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant's repair and maintenance obligations include, without limitation, repairs to: (a) floor coverings; (b) interior partitions; (c) doors; (d) demising walls; (e) electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, "Cable"); (f) supplemental air conditioning units installed by Tenant or at the direction of Tenant or any Tenant Related Party within the Premises, kitchens, including hot

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water heaters, plumbing, and similar facilities exclusively serving the Premises; and (g) Alterations.   Subject to the terms of Section 15 below, to the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to commence and diligently proceed with any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to five percent (5%) of the cost of the repairs.

9.02Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Building; (b) foundation of the Building; (c) roof of the Building and (d) the Building HVAC, the HVAC System, and the electrical and plumbing systems located outside of the Premises that serve the Premises.

9.03Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as "Alterations") without first obtaining the written consent of Landlord in each instance. Landlord will not unreasonably withhold, condition or delay its consent to Alterations so long as such Alterations (i) are non-structural and do not affect the Building Systems, (ii) with respect only to fire and life safety systems are performed only by Landlord's designated contractors or with respect to mechanical, engineering, electrical plumbing and HVAC by contractors approved by Landlord to perform such Alterations, (iii) affect only the Premises and are not visible from outside of the Premises or the Building, (iv) do not affect the certificate of occupancy issued for the Building or the Premises, (v) are reasonably consistent with the design, construction and equipment of the Building, and (vi) do not adversely affect (other than to a de minimis extent) any Building System or service furnished by Landlord in connection with the operation of the Building. Notwithstanding the foregoing, Tenant shall, subject to the provisions of this Section 9.03, be permitted to make Alterations following ten (10) days' notice to Landlord, but without Landlord's prior consent, to the extent that such Alterations:

(a) are of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) are not visible from the exterior of the Premises or Building; (c) will not affect the Base Building; (d) do not require work to be performed inside the walls or above the ceiling of the Premises; and (e) the costs thereof do not exceed $50,000.00, in the aggregate, within any twelve (12) month period (the "Cosmetic Alterations").

9.04Except for Cosmetic Alterations, prior to starting any Alterations, Tenant shall furnish to Landlord (a) plans and specifications, (b) names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building), (c) required permits and approvals, (d) evidence of contractors and subcontractors insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured, and (e) any security for performance in amounts reasonably required by Landlord.

9.05Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord (except for Cosmetic Alterations which shall not require Landlord's approval). Tenant shall reimburse Landlord for any reasonable out-of-pocket costs and expenses incurred by Landlord or by any third-party on behalf of Landlord in connection with Landlord's review of any plans specifications for any Alterations. In addition,

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Tenant shall reimburse or pay Landlord, as the case may be, for the lesser of: (i) Landlord’s actual costs and expenses incurred by Landlord in connection with Landlord's oversight and coordination of any Alterations (except for Cosmetic Alterations); and (ii) five percent (5%) of the cost of the Alterations (except for Cosmetic Alterations). Upon completion, except for any Cosmetic Alterations, Tenant shall furnish to Landlord "as-built" plans for all Alterations, completion affidavits and full and final waivers of lien, and certificates of final approval for such Alterations required by any governmental authority.

10.	Landlord's Access.

10.01Subject to Section 10.02, Landlord reserves the right at all reasonable times and upon at least forty-eight (48) business hours prior written notice to Tenant, and otherwise accompanied by Tenant during any such entry, to enter the Premises to (i) inspect them; (ii) to show the Premises to prospective purchasers, mortgagees or tenants, or to the ground or underlying lessors; (iii) post notices of non-responsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable Laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this Section 10, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Any such entries by Landlord into the Premises shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Landlord shall take commercially reasonable steps to minimize any interference with Tenant's access to and use of the Premises and any work which may be required to be performed by Landlord hereunder shall be performed after normal business hours if reasonably practical. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs and alterations; provided, however, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Tenant's business hours.

10.02Notwithstanding anything to the contrary set forth in this Section 10.01 above, Tenant may reasonably designate in writing certain reasonable areas of the Premises as "Secured Areas" should Tenant require such areas for the purpose of securing certain valuable property or confidential or proprietary information. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency, or to perform repair and maintenance obligations, subject to the following terms of this Section 10.02. Landlord need not clean any area designated by Tenant as a Secured Area and shall only maintain or repair such secured areas to the extent (i) such repair or maintenance is required in order to maintain and repair the Base Building; (ii) as required by applicable Laws, or (iii) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord’s reasonable approval, and only after providing Tenant at least forty-eight (48) business hours’ advanced notice and subject to the following limitations: (a) access must be during hours reasonably designated by Tenant when confidential materials are not present or confidential activities are not being conducted; provided, however, Tenant shall be solely responsible to reimburse Landlord within thirty (30) days of request for any over-time charges incurred by Landlord in accommodating Tenant, (b) Landlord and all other visitors must be escorted by a designated Tenant representative, and Tenant shall make such representative

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reasonably available, and (c) Landlord and all other visitors must sign a commercially reasonable nondisclosure agreement.

10.03Landlord has the right at any time to (a) change the name, number or designation by which the Building is commonly known, or (b) alter the Property (other than the Premises) to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Property without any such acts constituting an actual or constructive eviction and without incurring any liability to Tenant, so long as such changes do not deny Tenant reasonable access to the Premises or materially impair Tenant's right to use the Premises for the Permitted Use. Without limiting the generality of the foregoing, Landlord shall have the right to erect and maintain sidewalk bridges and/or scaffolding on or about the Property and/or the Building. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during the making of such changes or alterations, provided that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.

11.	Assignment and Subletting.

11.01Tenant shall not assign, sublease, transfer, mortgage, pledge, encumber or otherwise transfer any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any Transfer in violation of this Section 11 shall, at Landlord's option, be deemed a Default by Tenant as described in Section 18, and shall be voidable by Landlord. In no event shall any Transfer, release or relieve Tenant from any obligation under this Lease, and Tenant shall remain primarily liable for the performance of the tenant's obligations under this Lease, as amended from time to time.

11.02Notwithstanding anything to the contrary contained herein, Landlord's consent is not required for any Transfer to an Affiliate (defined below), as long as the following conditions are met: (i) at least ten (10) business days before the Transfer, Landlord receives written notice of the Transfer (as well as any documents or information reasonably requested by Landlord regarding the Transfer or transferee); (ii) if the Transfer is an assignment, transferee assumes in writing all of Tenant's obligations under this Lease relating to the Premises; and (iii) transferee has a net worth equal to or greater than Tenant's net worth as of the date of this Lease. For purposes hereof, (i) the term "Affiliate" means an entity which is controlled by, controls, or is under common control with, Tenant; and (ii) the term "control" and its corollaries shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.

11.03Tenant shall provide Landlord with financial statements for the proposed transferee, a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within fifteen (15) business days after receipt of the required information and documentation, Landlord shall either (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord, or (b) reasonably refuse to consent to the Transfer in writing. Whether or not Landlord consents

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to any proposed Transfer, Tenant shall pay Landlord's review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, within thirty (30) days after written request by Landlord.

11.04If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 11.04, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent payable by Tenant under this Lease during the term of the Transfer (on a per rentable square foot basis if less than all of the Premises is transferred); after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent, free additional rent, improvement allowances or other economic concessions reasonably provided to the Transferee, and (iii) any brokerage commissions paid in connection with the Transfer. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. Notwithstanding anything to the contrary specified herein, under no circumstance shall Tenant be obligated to pay to Landlord any Transfer Premium if the aggregate economic consideration in connection with any such Transfer does not result in a Transfer Premium.

12.	Liens.

Tenant shall not permit mechanics' or other liens to be placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility provided that any request for consent to the Alteration in respect of such work shall constitute such notice. Tenant, within 30 days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable Law and shall provide evidence satisfactory to Landlord that such lien has been removed or bonded within such 30-day period. Tenant's failure to cure same shall be deemed a Default under this Lease and, in addition to any other remedies available to Landlord as a result of such Default by Tenant, Landlord, at its option, may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys' fees.

13.	Indemnity and Waiver of Claims.

Except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Related Parties, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as

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"Losses"), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any wrongful acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties or any of Tenant's transferees, contractors or licensees. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("Tenant Related Parties") harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the wrongful acts or omissions (including violations of Law) of Landlord or the Landlord Related Parties. Unless otherwise caused by the gross negligence or willful misconduct of Landlord or any Landlord Related Parties (as defined below), Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, shareholders, directors, employees, contractors, licensees, invitees, servants, agents, representatives and Mortgagees (the "Landlord Related Parties") from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, unknown fire, explosion, falling plaster, steam, gas, electricity, electrical or electronic emanations or disturbance, water, rain, snow or leaks from any part of the Building or from the pipes or caused by dampness, vandalism, malicious mischief, (d) the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord.

14.	Insurance.

14.01Tenant shall maintain the following insurance ("Tenant's Insurance"): (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (b) Property/Business Interruption Insurance written on an All Risk or Special Cause of Loss Form, including sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant's business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises ("Tenant's Property") and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers' Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees), the managing agent for the Building (or any successor) and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear and shall be primary and noncontributory to any insurance which may be carried by Landlord. In addition, Landlord shall be named as a loss payee with respect to Property Insurance on the Leasehold Improvements. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least thirty (30) days' advance written notice of any cancellation, termination, material change or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has

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current certificates evidencing Tenant's Insurance and the Additional Insured Endorsement CG 20 11 11 85 or its equivalent is required to be provided as soon as it is available. Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value as reasonably estimated by Landlord and liability insurance applicable to the Building, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain.

14.02Tenant will not do or permit anything to be done within or about the Premises or the Property which will increase the existing rate of any insurance on any portion of the Property or cause the cancellation of any insurance policy covering any portion of the Property (including, without limitation, any liability coverage). Tenant will, at its sole cost and expense, comply with any requirements of any insurer of Landlord. Tenant agrees to maintain policies of insurance described in this Section 14. Landlord reserves the right, from time to time, to require additional coverage (including flood coverage if the Premises is located in a flood hazard zone) and/or to require higher amounts of coverage; provided, however, that any such additional coverage shall not exceed coverage for comparable commercial office buildings within the Beaverton, Oregon market.

15.	Subrogation.

Landlord and Tenant hereby waive and shall cause their respective property insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant's Property, Alterations, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. For the purposes of this waiver, any deductible with respect to a party's insurance shall be deemed covered by and recoverable by such party under valid and collectable policies of insurance.

16.	Casualty Damage.

16.01Tenant shall give prompt notice to Landlord if all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a "Casualty"). In the event of such Casualty, Landlord, by notice to Tenant within sixty (60) days after the date of such Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than one (1) year of the Term remaining on the date of the Casualty;

(2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building or Premises occurs. If this Lease is so terminated, (a) the Term shall expire upon the date set forth in Landlord's notice, which shall not be less than thirty (30) days after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord no later than the date set forth in the notice, (b) Tenant's liability for Rent shall cease as of the date of the damage, (c) any prepaid Rent for any period after the date of the damage shall be refunded by Landlord to Tenant, and (d) Landlord shall be entitled to collect all insurance proceeds of policies held by Landlord or Tenant providing coverage for Alterations and other improvements to the Premises. Landlord shall retain such proceeds from Tenant's insurance only to the extent that Landlord performed or paid

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for such Alterations and improvements, whether by contribution, offset or otherwise, and the balance of such proceeds, if any, shall be paid to Tenant.

16.02If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, restore the Premises and common areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the common areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant's Insurance with respect to any Alterations performed by or for the benefit of Tenant; provided if the estimated cost to repair such Alterations exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within fifteen (15) days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of repairs. In no event shall Landlord be required to spend more for the repairs and/or restoration than the insurance proceeds received by Landlord. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant occasioned by damage by fire or other casualty or the repair thereof. Landlord will not carry insurance of any kind on Tenant's Property or Alterations and shall not be obligated to restore or repair any damage to Tenant's Property, Alterations or any Required Removables. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Landlord shall have the right to adapt the restoration of the Premises as contemplated by this Section 16.02 to comply with applicable Laws that are then in effect.

16.03In addition to Landlord's rights under Section 16.01, if the Premises are totally damaged or are rendered wholly untenantable, or if the Building is so damaged that in Landlord's opinion, substantial alteration, demolition, or reconstruction of the Building is required (whether or not the Premises are so damaged or rendered untenantable), then in either of such events, Landlord may, not later than sixty (60) days following the date of the damage, give Tenant a notice terminating this Lease. If this Lease is so terminated, (a) the Term shall expire upon the date set forth in Landlord's notice, which shall not be less than thirty (30) days after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord no later than the date set forth in the notice, (b) Tenant's liability for Rent shall cease as of the date of the damage, (c) any prepaid Rent for any period after the date of the damage shall be refunded by Landlord to Tenant, and (d) Landlord shall be entitled to collect all insurance proceeds of policies held by Landlord or Tenant providing coverage for Alterations and other improvements to the Premises. Landlord shall retain such proceeds from Tenant's insurance only to the extent that Landlord performed or paid for such Alterations and improvements, whether by contribution, offset or otherwise, and the balance of such proceeds, if any, shall be paid to Tenant.

16.04Notwithstanding anything set forth to the contrary in this Section 16, in the event a Casualty to the Premises and/or Building renders the Premises untenantable during the final year of the Term and Tenant's inability to use the Premises is reasonably expected to continue until at least the earlier of the (a) Expiration Date, or (b) the 180th day after the date when such Casualty

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occurs, then either Landlord or Tenant may terminate this Lease by notice to the other party within thirty (30) days after the occurrence of such Casualty and this Lease shall expire on the thirtieth (30th) day after the date of such notice.

17.	Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "Taking"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord's ability to profitably operate the remainder of the Building.   The terminating party shall provide written notice of termination to the other party within forty-five (45) days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and Tenant's Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord's award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

18.	Events of Default.

18.01Tenant Default. In addition to any other default specifically described in this Lease, each of the following occurrences shall be a "Default": (a) Tenant's failure to pay any portion of Rent within five (5) business days after it was due ("Monetary Default"); provided, that Tenant shall be entitled to two (2) written notices from Landlord of such failure to pay each calendar year during the Term; (b) Tenant's failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within fifteen (15) business days after written notice to Tenant; provided, however, if Tenant's failure to comply cannot reasonably be cured within fifteen (15) business days, Tenant shall be allowed additional time (not to exceed sixty (60) days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within fifteen (15) business days and diligently pursues the cure to completion; (c) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business unless in the case of such a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days;

(d) Tenant's interest in this Lease shall pass to any third party, whether by operation of Law or otherwise, except as expressly permitted under Section 11; (e) Tenant does not take possession of or abandons any portion of the Premises; (f) Tenant is in default beyond any notice and cure period under the FiServ Sublease that results in a termination of the FiServ Sublease; or (g) if Landlord applies or retains any portion of the Security Deposit, and Tenant fails to deposit with Landlord the amount so applied or retained by Landlord, or to provide Landlord with a replacement Letter of Credit, if applicable, within five (5) business days after written notice by Landlord to Tenant stating the amount applied or retained.   If Landlord provides Tenant with

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notice of Tenant’s failure to comply with any specific provision of this Lease on two (2) separate occasions during any twelve (12) month period and such failures to comply are of the same or substantially similar nature, Tenant’s subsequent violation of such provision in the same or substantially similar nature shall, at Landlord’s option, be an incurable Default by Tenant. All notices sent under this Section 18 shall be in satisfaction of, and not in addition to, notice required by Law.

18.02Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

19.	Remedies.

19.01Upon Default, Landlord shall have the right to pursue any one or more of the following remedies:

(a)Landlord may serve a written five (5) day notice of cancellation of this Lease upon Tenant, and upon the expiration of the five (5) days, this Lease and the Term shall end and expire as fully and completely as if the expiration of the five (5) day period set forth in the notice was the Expiration Date stated herein, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages as provided in this Section

19.If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant's Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant's Default, including, without limitation, all Costs of Reletting and any deficiency that may arise from reletting or the failure to relet the Premises. "Costs of Reletting" shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, and the cost of alterations and the value of other concessions or allowances granted to a new tenant.

(b)Terminate Tenant's right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant's Property and any parties occupying the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

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19.02In lieu of calculating damages under Section 19.01, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant's right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a discount rate equal to the sum of the then current "prime rate," as announced in The Wall Street Journal, plus two percent (2%) minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.

19.03If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to ten percent (10%) of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

20.	Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO LANDLORD'S (AND ANY SUCCESSOR TO LANDLORD) INTEREST IN THE PROPERTY.   TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

21.	Permitted Dogs.

Tenant shall be permitted to bring Permitted Dogs (defined below) into the Premises, subject to the Rules and Regulations attached hereto as may be amended or supplemented from time to time and the following terms and conditions:

21.01Before a dog can be considered a "Permitted Dog" for the purposes herein, Tenant must obtain Landlord's prior written consent as to each such dog, which shall not be unreasonably withheld. In connection therewith, Tenant must provide Landlord with (i) the dog owner’s name,

(ii) evidence that all current vaccinations have been obtained with respect to such dog, (iii) the type of dog and other information about the dog reasonably requested by Landlord, and (iv) evidence that Tenant's liability insurance provided pursuant to this Lease covers dog-related injuries and damage.

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21.02All Permitted Dogs shall be strictly controlled and supervised at all times by Tenant's employees, shall not be left unattended in the Premises or the Property at any time, shall not be permitted to walk or otherwise roam through the Property (including the parking facilities) unattended or off-leash and shall not be permitted to foul, damage or otherwise mar any part of the Premises or the Property. No dog shall be permitted to enter the Building or the Property if he/she previously exhibited dangerous or aggressive behavior.

21.03All Permitted Dogs shall be on a leash at all times that they are not entirely within the Premises. Tenant shall not allow Permitted Dogs to the Premises or the Property if any of the Permitted Dogs become ill or contract a disease that could potentially threaten the health or well- being of any tenant or occupant of the Premises or the Property (which diseases shall include, without limitation, rabies, leptospirosis, flea infestation and lyme disease).

21.04Tenant shall immediately remove any waste and excrement of any Permitted Dogs from the Property and properly clean the affected area to the standard required by Landlord. Tenant shall be responsible for any additional cleaning costs and all other costs which may arise from the presence of the Permitted Dogs at the Premises or the Property in excess of the costs that would have been incurred had the Permitted Dogs not been allowed in or around the Premises.

21.05Tenant assumes responsibility for, and agrees at the sole discretion of Landlord, to indemnify, defend, protect and hold Landlord and Landlord's agents, employees and partners harmless from, any and all claims, losses, costs, damages, expenses, liabilities and/or causes of actions, arising from, resulting from or connected with any and all acts of, or the presence of, any Permitted Dogs in, on or about the Premises or the Property (including, but not limited to, biting or causing bodily injury to any other tenant, subtenant, occupant, licensee or invitee of the Property, or damage to the Premises (including any tenant improvements therein), Building and/or the property of, Landlord or any other tenant, subtenant, occupant, licensee or invitee of the Property.

21.06No Permitted Dog shall interfere with other tenants, licensees, invitees or those having business in the Property. No Permitted Dogs shall bark excessively or otherwise create a nuisance (e.g., jump on any tenant, subtenant, occupant, licensee or invitee of the Property, or growl) at the Property. Permitted Dogs shall not be in the common areas, except en-route to or from the Premises. Tenant shall not permit any dog related noises or odors to emanate from the Premises, and in no event shall Permitted Dogs be kept in the Premises overnight.

21.07Tenant shall comply with all applicable rules, regulations and Laws associated with or governing the presence of the Permitted Dogs within the Premises and the Property and all additional rules and regulations as may be reasonably adopted by Landlord from time to time (including, without limitation, as to how and where any dog waste is to disposed of) and/or as reasonably required by Landlord's lender, and such presence shall not violate the certificate of occupancy for the Building.

22.	Security Deposit.

22.01Tenant shall deposit with Landlord that portion of the Security Deposit specified in Section 1.10 above upon the execution of this Lease in cash as security for the faithful

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performance and observance by Tenant of the terms, covenants and conditions of this Lease, including the surrender of possession of the Premises to Landlord as herein provided. Landlord shall not be required to pay Tenant any interest on the Security Deposit and shall be permitted to commingle the Security Deposit with other deposits and funds being held by Landlord.

22.02If Tenant Defaults, beyond applicable notice and cure periods, in the payment or performance of any the terms, covenants or conditions of this Lease, including the payment of Rent, Landlord may use, apply or retain the whole or any part of the cash Security Deposit to the extent required for the payment of any Rent or any other sum as to which Tenant is in Default, including (a) any sum which Landlord may expend or may be required to expend by reason of Tenant's Default, and (b) any damages to which Landlord is entitled pursuant to this Lease or applicable Laws, whether such damages accrue before or after summary proceedings or other reentry by Landlord.   If Landlord uses, applies or retains any part of the Security Deposit, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit (or so much thereof as remains) shall be returned to Tenant no later than 45 days following the Expiration Date and after delivery of possession of the Premises to Landlord in the manner required by this Lease. Tenant expressly agrees that Tenant shall have no right to apply any portion of the Security Deposit against any of Tenant's obligations to pay Rent hereunder.

22.03Upon a sale of the Building or the Property or a leasing of the Building, or any financing of Landlord's interest therein, Landlord shall have the right to transfer the cash Security Deposit to the vendee, Tenant or Mortgagee. Tenant shall look solely to the new landlord or Mortgagee for the return of such cash Security Deposit, and the provisions of this Section 22 shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant will not assign or encumber, or attempt to assign or encumber, the cash Security Deposit, and neither Landlord nor its successors or assigns shall be bound by any such actual or attempted assignment or encumbrance.

22.04The cash Security Deposit, if any, shall not be deemed an advance Rent deposit or an advance payment of any other kind, or a measure or limitation of Landlord's damages or constitute a bar or defense to any of the Landlord's other remedies under this Lease or at Law or in equity upon Tenant's Default.

23.	Holding Over.

If Tenant fails to surrender all or any part of the Premises at the expiration or termination of this Lease, occupancy of the Premises after expiration or termination shall be that of a tenancy at sufferance. Tenant's occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent due for the period immediately preceding the holdover. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality

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of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. No holdover by Tenant or payment by Tenant after the expiration or termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise.

24.	Subordination to Mortgages; Estoppel Certificate.

24.01Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "Mortgage"). The party having the benefit of a Mortgage shall be referred to as a "Mortgagee". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon the request of Landlord or any Mortgagee, Tenant shall attorn to any successor to Landlord's interest in this Lease.

As of the date of this Lease, the Premises is not encumbered by a Mortgage. If the Premises should become subject to a Mortgage in the future, at Tenant's request and at Tenant's sole cost and expense, Landlord shall exercise commercially reasonable efforts to obtain a commercially reasonable subordination agreement from the Mortgagee that includes commercially reasonable and standard non-disturbance provisions in favor of Tenant.

If a Mortgagee or any other person shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action, or the delivery of a new lease or deed, then at the request of the successor landlord and upon such successor landlord's written agreement to accept Tenant's attornment and to recognize Tenant's interest under this Lease, Tenant shall be deemed to have attorned to and recognized such successor landlord as Landlord under this Lease. The provisions of this Section 24.01 are self-operative and require no further instruments to give effect hereto. Tenant shall, within ten (10) business days after written request, execute and deliver any instrument that such successor landlord may reasonably request (a) evidencing such attornment, (b) setting forth the terms and conditions of Tenant's tenancy, and (c) containing such other terms and conditions as may be reasonably required by such Mortgagee or Landlord, provided such terms and conditions do not increase the Rent, materially increase Tenant's non- Rent obligations or materially and adversely affect Tenant's rights under this Lease. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease except that such successor landlord shall not be liable for or bound by any: (i) payment of an installment of Rent which may have been made more than thirty (30) days before the due date of such installment, (ii) act or omission or default of Landlord under the Lease, (iii) credits, claims, setoffs or defenses which Tenant may have against Landlord, (iv) obligation to make any payment to Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord's interest, (v) any obligation to perform any work or to make improvements to the Premises except for (A) repairs and maintenance required to be made by Landlord under this Lease, and (B) repairs to the Premises as a result of damage by fire or other casualty, or partial condemnation, pursuant to the provisions of this Lease, but only to the extent

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that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards actually made available to such successor landlord; or (vi) bound by any modification, amendment or renewal of this Lease made without the consent of any Mortgagee of whom Tenant has been given notice, or (vii) obligated to return any security deposit (if any) not actually received by any successor landlord or Mortgagee.

24.02Each party agrees at any time and from time to time, within ten (10) days after the other party's written request, to execute, acknowledge and delivery to the other party a written instrument certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified and stating the modifications), and the dates to which Base Rent, Additional Rent, and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the party signing such certificate, the requesting       party       is in       default in the       performance of        any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge. It is intended that any such certification and statement delivered pursuant to this Section 24.02 may be relied upon by any prospective purchaser of the Property or any mortgagee thereof or any assignee of Landlord's interest in this Lease or of any mortgage upon the fee of the Premises or any part thereof. Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults, and the amount of Rent that is due and payable.

25.	Option to Renew.

25.01Provided that (a) this Lease shall be in full force and effect as of the date of the Renewal Notice and as of the Expiration Date, (b) there shall not have been a Default under this Lease by Tenant, and (c) Tenant shall be in actual occupancy of the Premises (subject, however, to vacancy due to casualty or condemnation), then Tenant originally herein named shall have one

(1) option to extend the Term of this Lease for the entire Premises for a period of five (5) years (the "Renewal Term") commencing on the day after the Expiration Date. Such option shall be exercisable by written notice (the "Renewal Notice") to Landlord given not less than nine (9) months prior to, but not earlier than eighteen (18) months prior to, the Expiration Date. The Renewal Term shall commence on the day after the Expiration Date (the "Renewal Term Commencement Date") and shall expire on the fifth (5th) anniversary of the Expiration Date. The Renewal Term shall constitute an extension of the initial Term of this Lease and shall be upon all of the same terms and conditions as the initial Term, except that (i) there shall be no further option to renew the Term of this Lease during the Renewal Term, and (ii) the Base Rent for the Renewal Term shall be payable at a rate per annum equal to the greater of (A) the Prevailing Market Rate (as defined herein) and (B) the Base Rent paid by Tenant immediately prior to the Expiration Date. During the Renewal Term, all Additional Rent that Tenant is obligated to pay under this Lease during the initial Term hereof for Operating Expenses shall continue without interruption, it being the intention of the parties hereto that the Renewal Term shall be deemed a part of and continuation of the initial Term of this Lease. If Tenant shall duly and timely give the Renewal Notice, then not later than thirty (30) days after the date of such Renewal Notice, Landlord shall respond to Tenant's Renewal Notice with a notice to Tenant of Landlord's calculation of the Prevailing Market Rate. As used in this Lease, "Prevailing Market Rate" shall mean the arm's length fair market annual rental rate per rentable square foot under leases and renewal and expansion amendments entered into on or about the date on which

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the Prevailing Market Rate is being determined hereunder for space comparable to the Premises in the Building and buildings comparable to the Building in the Beaverton, Oregon area as of the date the Renewal Term is to commence, taking into account the specific provisions of this Lease which will remain constant, and may, if applicable, include parking charges. The determination of the Prevailing Market Rate shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.

25.02If Tenant shall dispute Landlord's determination of the Prevailing Market Rate, pursuant to Section 25.01, Tenant shall give notice to Landlord of such dispute within ten (10) business days of Tenant's receipt of Landlord's notice of Landlord's calculation of the Prevailing Market Rate, and such dispute shall be determined by a single arbitrator appointed in accordance with the American Arbitration Association Real Estate Valuation Arbitration Proceeding Rules. The arbitrator shall be impartial and shall have not less than then 10 years' experience in a calling related to the leasing of commercial office space in office buildings comparable to the Building, and the fees of the arbitrator shall be shared equally by Landlord and Tenant. Within fifteen (15) business days following the appointment of the arbitrator, Landlord and Tenant shall attend a hearing before the arbitrator at which each party shall submit a report setting forth its determination of the Prevailing Market Rate of the Premises as of the commencement of the Renewal Term, together with such evidence as each such party shall deem relevant. If either party fails to submit its determination, then the arbitrator shall select the determination that was submitted. The arbitrator shall, within thirty (30) days following such hearing and submission of evidence, render his or her decision by selecting the determination of fair market value submitted by either Landlord or Tenant which, in the judgment of the arbitrator, most nearly reflects the Prevailing Market Rate of the Premises for the Renewal Term. The arbitrator shall have no power or authority to select any Prevailing Market Rate other than a Prevailing Market Rate submitted by Landlord or Tenant, and the decision of the arbitrator shall be final and binding upon Landlord and Tenant. If the Prevailing Market Rate shall not have been determined by the Renewal Term Commencement Date, Tenant shall pay Base Rent in the amount equal to Landlord's determination of the Prevailing Market Rate submitted to Tenant pursuant to Section

25.01 until the Prevailing Market Rate shall have been determined by the arbitrator. Upon any such determination, the Base Rent for the Premises shall be retroactively adjusted to the Renewal Term Commencement Date between the parties.

25.03Upon request by Landlord or Tenant following the Renewal Term Commencement Date, Landlord and Tenant will mutually execute, acknowledge and deliver an amendment to this Lease setting forth the Base Rent for the Renewal Term, the Renewal Term Commencement Date, and the Expiration Date, as extended. The failure of either party to execute and deliver such an amendment shall not affect the rights or the parties under this Lease. If Tenant shall duly and timely exercise Tenant's right to the Renewal Term pursuant to the terms hereof, all of the applicable references in this Lease to the Term shall be deemed to include the Renewal Term.

25.04It is an express condition of the Renewal Option granted to Tenant pursuant to the terms of this Section 25 that time shall be of the essence with respect to Tenant's giving of the Renewal Notice within the period above provided.

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25.05The Renewal Option shall automatically terminate and become null, void and of no force and effect upon the earlier to occur of (a) the expiration or termination of this Lease by Landlord or pursuant to Law, (b) the termination or surrender of Tenant's right to possession of the Premises or any portion thereof, or (c) the failure of Tenant to timely and properly exercise the Renewal Option. The Renewal Option is personal to Tenant herein named and to any Affiliate of Tenant which is a successor to Tenant's interest under this Lease, and under no circumstances whatsoever shall any assignee or any sublessee have any right to exercise the Renewal Option granted herein.

26.	Notice.

Except as otherwise expressly provided in this Lease, any consents, notices, demands, requests, approvals or other communications given under this Lease shall be in writing and delivered by hand or sent by certified mail with return receipt requested, or sent by overnight or same day courier service at the party's respective addresses set forth in the Basic Lease Information. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date that is three (3) days after notice is deposited in the U.S. mail in the manner described above. Either party may, at any time, change its address (other than to a post office box address) by giving the other party written notice of the new address.

27.	Surrender of Premises.

At the expiration or termination of this Lease or Tenant's right of possession, Tenant shall remove from the Premises the Required Removables (as specified in Section 8 above) and Tenant's Property, and quit and surrender the Premises to Landlord, vacant, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of the Required Removables or Tenant's Property, Landlord may deem all or any part of Tenant's Property to be abandoned and, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove, sell or dispose of Tenant's Property without notice or compensation to Tenant. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred.

28.	Confidentiality.

Landlord and Tenant each hereby agree to use commercially reasonable efforts to maintain the confidentiality of the terms set forth in this Lease and any related documents, provided that in no event shall any disclosure as required by law or as reasonably required in connection with the operation, management, leasing and/or sale of the Building or Project or the administration or enforcement of this Lease or any related document be a violation of this Section 28, nor shall the disclosure to Landlord's lender or prospective lender, any proposed purchaser of the Project or any portion thereof or interest therein, or any proposed Tenant assignee of this Lease, as may be amended, be violation of this Section 28, provided that such party has agreed in writing to maintain the confidentiality of the terms set forth in this Lease and any related documents. Further, in no event shall disclosure of the terms of this Lease and any related document to either party's affiliates, partners, members, consultants (including, without limitation, space planning, construction, legal and/or financial consultants), and investors be a violation of this Section 28.

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In no event shall Landlord, its subsidiaries, or its agents publicize or use Tenant's image or likeness for any press releases, industry publications, advertising, social media, and promotion purposes in any type of marketing including its websites without Tenant's express written consent. In no event shall either party or their subsidiaries or agents publicize the terms of the Lease in any press releases, industry publications, advertising, social media, and promotion purposes in any type of marketing including its websites without the other party's express written consent.

29.	Miscellaneous.

29.01This Lease shall be interpreted and enforced in accordance with the Laws of the State of Oregon.

29.02Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of the State and County where the Property is located.

29.03If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected.

29.04If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities.

29.05Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, (a) in violation of any laws relating to terrorism or money laundering, or (b) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website http//www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

29.06If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to reimbursement of all of its costs and expenses, including, without limitation, reasonable attorneys' fees incurred before and in connection with trial, arbitration and on appeal.

29.07Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. No failure by either party to declare a default immediately upon its occurrence, nor any delay by either party in taking action for a default, nor Landlord's acceptance of Rent with knowledge of a default by Tenant, shall constitute a waiver of the default, nor shall it constitute an estoppel.

29.08Whenever a period of time is prescribed for the taking of an action by Landlord, the period of time for the performance of such action shall be extended by the number of days that the

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performance is actually delayed due to strikes, acts of God, disease, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of Landlord ("Force Majeure").

29.09Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord's obligations under this Lease.

29.10Landlord has delivered a copy of this Lease to Tenant for Tenant's review only and the delivery of it does not constitute an offer to Tenant or an option.

29.11Tenant represents that it has dealt directly with, and only with, Brokers as brokers in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers, other than Brokers, claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Landlord agrees to pay a brokerage commission to Broker in accordance with the terms of a separate written commission agreement to be entered into by and between Landlord and Broker.

29.12Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

29.13This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease.

29.14This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

29.15Tenant hereby waives irrevocably any rights that Tenant may have in connection with any zoning lot merger or transfer of development rights with respect to the Property which would cause the Premises to be merged with or unmerged from any other zoning lot.

29.16	SUPPRESSION OF CORRUPT PRACTICE

29.16.1The group of which we (Landlord) form a part is committed to conducting business in an ethical manner and expects all its employees and parties with which it has a contractual

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relationship to conduct themselves with high ethical standards and to comply with applicable Laws for the suppression of corrupt practices ("Anti-Corruption Laws").

29.16.2Tenant represents and warrants that, to the best of its knowledge, neither Tenant nor any person who (by reference to all relevant circumstances) performs services or acts for or on behalf of Tenant in any capacity (including, without limitation, employees, agents, related corporations and subcontractors) ("Representatives") has contravened, or procured or encouraged third parties (including, to avoid any doubt, the employees of or any person acting on our behalf) to contravene, any Anti-Corruption Laws in connection with this Lease.

29.16.3Tenant must immediately notify Landlord if any person employed by Tenant or acting on Tenant's behalf or any of Tenant's Representatives, has contravened or attempted to contravene any Anti-Corruption Laws in connection with this Lease, and must take adequate steps to protect the interest of both Landlord and Tenant. All such notices to us should be sent to the Head of Group Internal Audit of CapitaLand Limited at the following email address: Whistleblowing.ACChair@capitaland.com.

29.16.4Landlord shall have the right to terminate this Lease forthwith if Tenant or any of Tenant's Representatives has contravened or attempted to contravene any Anti-Corruption Laws, whether in connection with this Lease or otherwise. Such termination shall not affect Landlord's other rights and remedies whether under this Lease or otherwise.

[No Further Text on this Page; Signature Page Follows]

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Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:
PORTLAND 1 LLC, a Delaware limited liability company
By: /s/ Rein Gabrielsen
Name: Title:

TENANT:
DIGIMARC CORPORATION, an Oregon corporation
By: /s/ Charles Beck
Name: Title:

[Signature Page to Lease Agreement]

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EXHIBIT A

DEPICTION OF BUILDING AND PROJECT

All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

Exhibit A 1

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EXHIBIT B EXPENSES AND TAXES

1.	Operating Expenses. Tenant shall pay Tenant's Proportionate Share of the total amount of

Operating Expenses (defined below) for each calendar year (or portion thereof) during the Term (each an “Expense Year”).

1.01"Operating Expenses" as used in the Lease shall include all costs and expenses related to the ownership, management, operation, maintenance, replacement, improvement and repair of the Premises, Building, Project and/or Property, or any part thereof, incurred by Landlord including but not limited to: (a) Property supplies, materials, labor, equipment, and tools; (b) Utility and Service Costs (as further described in Section 1.04 below), security, janitorial, trash removal, and all applicable service and maintenance agreements; (c) Property related legal, accounting, and consulting fees, costs and expenses; (d) Insurance Premiums for all policies deemed necessary by Landlord and/or its lenders, and all deductible amounts under such policies (as further described in Section 1.05 below); (e) costs and expenses of operating, maintaining, and repairing the Property, including but not limited to all interior areas and also driving, parking, loading, and other paved or unpaved areas (including but not limited to, resurfacing and striping and any snow and ice removal Landlord elects to conduct), landscaped areas (including but not limited to, tree trimming), building exteriors (including but not limited to, painting and roof work), signs and directories, and lighting; (f) capital improvements and replacements (including but not limited to, all financing costs and interest charges); provided, however, that any capital expenditure shall be amortized over its useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices, consistently applied; (g) compensation (including but not limited to, any payroll taxes, worker's compensation for employees, and customary employee benefits) of all persons, including independent contractors, who perform duties, or render services on behalf of, or in connection with the Property, or any part thereof, including but not limited to, Property operations, maintenance, repair, and rehabilitation; (h) Property management fees and the cost of providing space used by the Property manager and (i) Real Property Taxes.

Notwithstanding the foregoing: (i) capital expenditures shall be excluded from Operating Expenses except to the extent they arise from or are related to (a) changes in Laws after the date of this Lease or (b) the use of the Premises by Tenant; (ii) Landlord's management fee included in Operating Expenses shall not exceed 2.5% of gross revenues, including all Rent payable under this Lease, for the Building.

Notwithstanding the foregoing, Operating Expenses shall not include: (i) depreciation charges;

(ii) interest and principal payments, loan fees, penalties, attorneys’ fees and other costs related to any mortgages or loans relating to the Project; (iii) ground rental payments; (iv) advertising and promotional expenses, real estate brokerage and leasing commissions; (v) legal fees for the negotiation or enforcement of leases; (vi) cost of repair from a Casualty or taking; (vii) the cost of any repair, replacement or other expense which is the Landlord’s responsibility to pay under this Lease; (viii) cost of altering the space of other tenants or amounts expended by Landlord to perform the delinquent obligations of other tenants of the Project; (ix) costs and expenses of any insurance which is not required or permitted to be carried by Landlord pursuant to the provisions

Exhibit B 1

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of this Lease and is not customarily maintained by landlords of office buildings in the Beaverton market; (x) costs, expenses, fines or penalties due to Landlord’s violations of any governmental law or rule; (xi) income, excess profit or corporate capital stock tax; (xii) costs and expenses for which Landlord has been reimbursed by insurance, another service or third party; (xiii) Landlord’s general overhead and administrative expenses (including, without limitation, salaries and expenses of Landlord’s executive officers); and (xiv) costs related to maintaining Landlord’s existence as a limited partnership or other entity.

Notwithstanding any provision to the contrary set forth herein in no event shall those components of Operating Expenses constituting Controllable Expenses (defined below) in any particular Expense Year, starting with the second Expense Year, exceed on an aggregate basis, the amount that such Controllable Expenses would have been for such Expense Year had the Controllable Expenses included in the first Expense Year increased by five percent (5%) per year (on a cumulative and compounding basis). For instance, if Controllable Expenses increase two percent (2%) between the first and second year, and then increase nine percent (9%) between the second and third year, Landlord shall be permitted to pass through an eight percent (8%) increase between year two and year three. For purposes of this Lease, "Controllable Expenses" shall mean only the following costs and expenses (A) landscaping costs, (B) the cost of security patrols, (C) signage costs, (D) costs and salaries and contract labor and office supplies incurred by Landlord for property management, but not third-party property management fees (C) any insurance costs, (D) Tax expenses, and (E) costs to comply with applicable Laws and other governmental requirements.   Landlord and Tenant agree that the foregoing 5% limitation shall not apply to any other Operating Expenses.

Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) collect Operating Expenses from Tenant and all other tenants in the Project in an amount in excess of what Landlord incurs for the items included in Operating Expenses.

1.02"Real Property Taxes" shall include any fee, license fee, tax, levy, charge, or assessment (hereinafter individually and/or collectively referred to as "Tax") imposed by any authority having the direct or indirect power to tax and where such Tax is imposed against the Property, or any part thereof, or Landlord in connection with its ownership or operation of the Property, including but not limited to: (a) any Tax on rent or Tax against Landlord's business of leasing the Property; (b) any Tax by any authority for services or maintenance provided to the Property, or any part thereof, including but not limited to, fire protection, streets, sidewalks, and utilities; (c) any Tax on real estate or personal property levied with respect to the Property, or any part thereof, and any fixtures and equipment and other property used in connection with the Property;

(d) any Tax based upon a reassessment of the Property due to a change in ownership or transfer of all or part of Landlord's interest in the Property; and, (e) any Tax replacing, substituting for, or in addition to any Tax previously included in this definition. Real Property Taxes do not include Landlord's federal or state net income taxes. Real Property Taxes shall include the cost of contests of Real Property Taxes.

1.03"Utility and Service Costs" shall include all Landlord incurred utility and service costs and expenses including but not limited to costs related to water and plumbing, electricity, gas,

Exhibit B 2

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lighting, steam, sewer, waste disposal, and HVAC, and all costs related to plumbing, mechanical, electrical, elevator, HVAC, and other systems.

1.04"Insurance Premiums" shall include all insurance premiums for all insurance policies maintained by Landlord from time to time related to the Property.

1.05Throughout the Term, Tenant will pay as Additional Rent its Proportionate Share of the total amount of Operating Expenses in each calendar year. Estimated payments shall be made monthly on or before the first day of each calendar month. Tenant's Proportionate Share will be prorated for partial months.

1.06Tenant's Proportionate Share of Operating Expenses shall be determined and paid as follows:

(a)Tenant's Operating Expense estimates: On or before April 1, or as soon as is practical thereafter, Landlord will provide Tenant with a determination of: (a) Tenant's annual share of estimated Operating Expenses for the then current calendar year; (b) Tenant's monthly Operating Expense estimate for the then current year; and, (c) Tenant's retroactive estimate correction billing (for the period of January 1st through the date immediately prior to the commencement date of Tenant's new monthly Operating Expense estimate) for the difference between Tenant's new and previously billed monthly Operating Expense estimates for the then current year.

(b)Tenant's Proportionate Share of actual annual Operating Expenses: Each year, Landlord will provide Tenant with a determination reflecting the total Operating Expenses for the previous calendar year (each, an Operating Expense Statement"). If the total of Tenant's Operating Expense estimates billed for the previous calendar year is less than Tenant's Proportionate Share of the actual Operating Expenses, the Operating Expense Statement will indicate the payment amount and date due. If Tenant has paid more than its Proportionate Share of Operating Expenses for the preceding calendar year, Landlord will credit the overpayment toward Tenant's next due Operating Expense obligations. Monthly payments to Landlord of Operating Expense estimates are due on the 1st of each month. Tenant's retroactive estimate correction, and actual annual Operating Expense charges, if any, shall be due within thirty (30) days after receipt of an Operating Expense Statement.

2.Unless Landlord otherwise elects, Tenant shall pay each Operating Expense in accordance with Tenant's Proportionate Share of the Building or Tenant's Proportionate Share of the Project or the Property, whichever is designated by Landlord. Landlord shall have the right to make allocations ("Allocations") to Tenant of any one or more Operating Expenses on a different basis. Landlord shall have the right to make any such Allocations in any reasonable manner (including use of estimates). For example, if Landlord deems it reasonable to do so, Landlord shall have the right to elect at any time and from time to time (a) to make any Allocation of one or more Operating Expenses based upon Tenant's Proportionate Share of the Building and to make other Allocations on Tenant's Proportionate Share of the Project or the Building, (b) to make Allocations of certain Operating Expense items among less than all Tenants and/or other than based upon the respective square footages of the tenants, (c) to make different Allocations for different Operating Expenses, and/or (d) to alter an Allocation or the method of determining an Allocation from time to time. In no event shall Landlord be liable to Tenant based upon any

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incorrect or disputed Allocation nor shall Tenant have any right to terminate this Lease by reason of such Allocation; except, that should Tenant correctly determine during any Audit (as defined below) or otherwise during the Term of this Lease that any Allocation is overstated or incorrectly applied to Tenant, Landlord shall, within ten (10) business days after written demand therefor, reimburse Tenant for such overstated or incorrect Allocation.

3.Tenant, within sixty (60) days after receiving Landlord's determination of Operating Expenses, may give Landlord written notice ("Review Notice") that Tenant intends to review Landlord's records of the Operating Expenses (excluding Real Property Taxes) for the calendar year to which the statement applies. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If, after Tenant has performed its review described above in this Section 3, Tenant retains an agent to review Landlord's records (an “Audit”), the agent must be with a CPA firm licensed to do business in the state where the Property is located. Tenant shall be solely responsible for all costs, expenses and fees incurred for Tenant’s own review and for any Audit. Within ninety (90) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to Landlord's statement of Operating Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the ninety (90)-day period or fails to provide Landlord with a Review Notice within the sixty (60)- day period described above, Tenant shall be deemed to have approved Landlord's determination of Operating Expenses and shall be barred from raising any claims regarding Operating Expenses for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. If Landlord and Tenant determine that Operating Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Tenant's Proportionate Share of Operating Expenses in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Operating Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Operating Expenses unless Tenant has paid and continues to pay all Rent when due. Notwithstanding anything to the contrary specified herein: (a) if an Audit is performed and proves that total Operating Expenses for the applicable calendar year were overstated by more than five percent (5%), then Landlord shall reimburse Tenant for Tenant’s third-party costs and expenses incurred in connection with such Audit in an amount not to exceed $5,000; and (b) if an Audit is performed and fails to prove that total Operating Expenses for the applicable calendar year were overstated by more than five percent (5%), then Tenant shall reimburse Landlord for Landlord’s third-party costs and expenses incurred in connection with such Audit in an amount not to exceed $5,000.

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EXHIBIT C

RULES AND REGULATIONS

Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein stated and any additional rules and regulations which are adopted.

1.Driveways, sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. The driveways, sidewalks, halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building, the Property and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant's business unless such persons are engaged in illegal activities. No tenant, and no employees or invitees of any tenant, shall go upon the roof of any Building, except as authorized by Landlord.

2.No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant's cost and expense, using the standard graphics for the Building. Landlord shall have the right to remove any such sign, placard, banner, picture, name, advertisement, or notice without notice to and at the expense of Tenant, which were installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor approved by Landlord and shall be removed by Tenant at the time of vacancy at Tenant's expense. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord's prior approval.

3.The directory of the Building or Property, if any, will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names therefrom.

4.No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on the Premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or of a quality, type, design, and bulb color approved by Landlord. No articles shall be placed or kept on the window sills to be visible from the exterior of the Building. No articles shall be

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placed against glass partitions or doors which Landlord considers unsightly from outside Tenant's Premises.

5.Each tenant shall be responsible for all persons for whom it allows to enter the Building or the Property and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building or the Property of any person.   During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right (but shall not be obligated) to prevent access to the Building and the Property during the continuance of that event by any means it considers appropriate for the safety of tenants and protection of the Building, property in the Building and the Property.

6.Tenant shall not alter any lock or access device or install a new or additional lock or access device or bolt on any door of its Premises, without the prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys for all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7.The restrooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused the breakage, stoppage, or damage.

8.Tenant shall not use or keep in or on the Premises, the Building or the Property any kerosene, gasoline, or inflammable or combustible fluid or material except in strict accordance with the terms of the Lease. Tenant shall not use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance. Tenant shall not allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein. No animals, except those assisting handicapped persons or pets in strict compliance with the Lease, shall be brought onto the Property or kept in or about the Premises.

9.Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, or the business of a public barber shop, beauty parlor, nor shall the Premises be used for any illegal, improper, immoral or objectionable purpose, or any business or activity other than that specifically provided for in such Tenant's Lease. Tenant shall not accept hairstyling, barbering, shoeshine, nail, massage or similar services in the Premises or common areas except as authorized by Landlord.

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10.If Tenant requires telegraphic, telephonic, telecommunications, data processing, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation. The cost of purchasing, installation and maintenance of such services shall be borne solely by Tenant. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

11.Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or any other device on the exterior walls or the roof of the Building, without Landlord's consent. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building, the Property or elsewhere.

12.Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord. Tenant shall not place a load upon any floor of its Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law.

13.Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees and invitees. Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

14.Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

15.Each tenant shall store all its trash and garbage within the interior of the Premises or as otherwise directed by Landlord from time to time. Tenant shall not place in the trash boxes or receptacles any personal trash or any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city, without violation of any law or ordinance governing such disposal.

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16.Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building and the Property are prohibited and each tenant shall cooperate to prevent the same. No tenant shall make room-to-room solicitation of business from other tenants in the Building or the Property, without the written consent of Landlord.

17.Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building and the Property. Without the prior written consent of Landlord, Tenant shall not use the name of the Building, Project or the Property or any photograph or other likeness of the Building, Project or the Property in connection with, or in promoting or advertising, Tenant's business except that Tenant may include the Building's, Project's or Property's name in Tenant's address.

18.Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's systems and procedures. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by any governmental agency. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

19.No Tenant is allowed to unload, unpack, pack or in any way manipulate any products, materials or goods in the common areas of the Property including the parking and driveway areas of the Property. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord's prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld.   If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the common areas, any pedestrian use, or any use which is inconsistent with good business practice.

20.Smoking of any kind is strictly prohibited, at all times, at any location on the Property, except in the designated smoking area which is located at the OUTSIDE PERIMETER OF THE BUILDING ONLY. Landlord may relocate the designated smoking area at its sole discretion, at any time during the Term of this Lease.

Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations and the Parking Rules and Regulations set forth below by Tenant’s employees, agents, clients, customers, invitees and guests. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Property. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but

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no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

PARKING RULES AND REGULATIONS

1.	Cars must be parked entirely within painted stall lines.

2.	All directional signs and arrows must be observed.

3.All posted speed limits for the parking areas shall be observed. If no speed limit is posted for an area, the speed limit shall be five (5) miles per hour.

4.	Parking is prohibited:

(a)	in areas not striped for parking;
(b)	in aisles;
(c)	where "no parking" signs are posted;
(d)	on ramps;
(e)	in cross hatched areas; and
(f)	in such other areas as may be designated by Landlord.

5.Handicap and visitor stalls shall be used only by handicapped persons or visitors, as applicable.

6.Parking stickers or any other device or form of identification supplied by Landlord from time to time (if any) shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable, and any device may not be obliterated. Devices are not transferable and any device in possession of any unauthorized holder will be void. There will be a replacement charge payable by the parker and such parker's appropriate tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or any parking sticker.

7.Every parker is required to park and lock his or her own car. Unless otherwise caused by the gross negligence or willful misconduct of Landlord, all responsibility for damage to cars or persons is assumed by the parker.

8.Loss or theft of parking identification devices must be reported to Landlord, and a report of such loss or theft must be filed by the parker at that time. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by the parker must be reported to Landlord immediately to avoid confusion.

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9.Parking spaces are for the express purpose of parking one automobile per space. Washing, waxing, cleaning, or servicing of any vehicle by the parker and/or such person's agents is prohibited. The parking areas shall not be used for overnight or other storage for vehicles of any type.

10.Landlord reserves the right to refuse the issuance of parking identification or access devices to any tenant and/or such tenant's employees, agents, visitors or representatives who willfully refuse to comply with the Parking Rules and Regulations and/or all applicable governmental ordinances, laws, or agreements.

11.Tenant shall acquaint its employees, agents, visitors or representatives with the Parking Rules and Regulations, as they may be in effect from time to time.

12.	[Intentionally Omitted]

13.	[Intentionally Omitted]

14.Vehicles parked in public parking areas will be no larger than full-sized passenger automobiles or standard pick-up trucks. Landlord reserves the right, without notice to Tenant, to tow away at Tenant's sole cost and expense any vehicles parked in any parking area for any continuous period of 24 hours or more, or earlier if Landlord, in its sole discretion, determines such parking to be a hazard or inconvenience to other tenants or Landlord, or violates any rules or regulations or posted notices related to parking. Landlord shall not be responsible for enforcing Tenant's parking rights against third parties. From time to time, Landlord reserves the right, upon written notice to Tenant, to change the location, the availability and nature of parking spaces, establish reasonable time limits on parking, and, on an equitable basis, to assign specific spaces with or without charge to Tenant as Additional Rent.

15.Tenant shall at all times comply with all applicable Laws (as defined in the Lease) respecting the use of the parking facility serving the Building.

16.UNLESS OTHERWISE CAUSED BY THE GROSS NEGLIGENCE OF WILLFUL MISCONDUCT OF LANDLORD, LANDLORD SHALL NOT BE LIABLE FOR ANY LOSS, INJURY OR DAMAGE TO PERSONS USING THE PARKING FACILITY OR AUTOMOBILES OR OTHER PROPERTY THEREIN, IT BEING AGREED THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, THE USE OF THE SPACES SHALL BE AT THE SOLE RISK OF TENANT AND ITS EMPLOYEES. WITHOUT LIMITING THE FOREGOING AND UNLESS OTHERWISE CAUSED BY THE GROSS NEGLIGENCE AND WILLFUL MISCONDUCT OF LANDLORD, TENANT HEREBY VOLUNTARILY RELEASES, DISCHARGES, WAIVES AND RELINQUISHES ANY AND ALL ACTIONS OR CAUSES OF ACTION FOR PERSONAL INJURY OR PROPERTY DAMAGE OCCURRING TO TENANT ARISING AS A RESULT OF PARKING IN THE PARKING FACILITY, OR ANY ACTIVITIES INCIDENTAL THERETO, WHEREVER OR HOWEVER THE SAME MAY OCCUR, AND FURTHER AGREES THAT UNLESS OTHERWISE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, TENANT WILL NOT PROSECUTE ANY

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CLAIM FOR PERSONAL INJURY OR PROPERTY DAMAGE AGAINST LANDLORD OR ANY OF THE LANDLORD RELATED PARTIES FOR ANY SAID CAUSES OF ACTION. IN ALL EVENTS, TENANT AGREES TO LOOK FIRST TO ITS INSURANCE CARRIER AND TO REQUIRE THAT TENANT'S EMPLOYEES LOOK FIRST TO THEIR RESPECTIVE INSURANCE CARRIERS FOR PAYMENT OF ANY LOSSES SUSTAINED IN CONNECTION WITH ANY USE OF THE PARKING FACILITY. TENANT HEREBY WAIVES ON BEHALF OF ITS INSURANCE CARRIERS ALL RIGHTS OF SUBROGATION AGAINST LANDLORD OR LANDLORD RELATED PARTIES.

17.Landlord hereby reserves the right to enter into a management agreement or lease with another entity for the operation of the Parking Facility ("Operator").   In such event, Tenant, upon request of Landlord, shall enter into a parking agreement upon substantially the same terms hereunder with the Operator, provided that at no time shall Tenant pay or be obligated to pay for parking on or about the Project.   Landlord shall have no liability for claims arising through acts or omissions of the Operator. It is understood and agreed that the identity of the Operator may change from time to time during the Term. In connection therewith, any parking lease or agreement entered into between Tenant and any Operator shall be freely assignable by such Operator or any successors thereto.

18.If Tenant or any Tenant Related Party violates the same term or condition under these Parking Rules and Regulations more than 3 times during any 12-month period, and Landlord has notified Tenant thereof, all subsequent violations of such term or condition, shall, at Landlord's election, permit Landlord to impose a $500 fine per violation payable by Tenant as Additional Rent. Such fine shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under the Lease (all of which rights and remedies under the Lease are hereby incorporated herein, as though fully set forth).

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